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                                  EXHIBIT 11.1

                             MASTER GRAPHICS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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                                                           THREE MONTHS ENDED MARCH 31,
                                                               2000           1999
                                                           -----------     -----------
Net earnings (loss)                                        $   (7,487)     $       60
Less preferred stock dividends                                    (28)            (30)
Less accretion of preferred stock discount                        (34)            (30)
                                                           ----------      ----------
Net earnings (loss) applicable stock discount              $   (7,549)     $        0
                                                           ==========      ==========
Basic:
  Weighted average common shares outstanding                7,923,026       7,894,818
                                                           ==========      ==========
  Basic earnings (loss) per share                          $    (0.95)     $     0.00
                                                           ==========      ==========
Diluted:
  Net earnings (loss) applicable to common shares          $   (7,549)     $        0
  Plus preferred stock dividends                                   28              30
  Plus accretion of preferred stock discount                       34              30
  Plus deferred compensation provision                             12              12
                                                           ----------      ----------
                                                           $   (7,475)     $       72
                                                           ==========      ==========
Weighted average common shares outstanding                  7,923,026       7,894,818
Assumed exercise of lender warrants                           220,000         220,000
Assumed exercise of the stock option clause in the
  deferred compensation agreements                            100,000         100,000
Assumed conversion of preferred stock                         177,776         177,776
                                                           -----------     -----------
                                                            8,420,802       8,392,594
                                                           ==========      ==========
Diluted earnings (loss) per share                          $    (0.89)     $     0.01
                                                           ==========      ==========
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